Exhibit 99.1

ThomasLloyd Climate Solutions, a Vertically Integrated Sustainable Energy and Technology Solutions Provider, to Enter the US AI Data Center Market and Go Public Through a Business Combination with Nasdaq-Listed Roman DBDR Acquisition Corp. II

•	ThomasLloyd Climate Solutions (“ThomasLloyd”) is a provider of sustainable energy, decarbonization and climate finance solutions to public and private sector customers globally through vertically integrated development, investment, operations, and technology offerings.

•	ThomasLloyd has built an independent, global platform that generates revenue from energy sales, advisory and management fees, and applied technology solutions with a diverse customer base across governments, multinational corporations, institutions and individuals worldwide.

•	Management has a proven 20-year track record of world class execution in climate infrastructure projects and climate finance, delivering 115 projects across 20 countries totaling ~28 GW of power generation capacity, 92 million liters of annual liquid biofuels production capacity, and over 800 wastewater treatment systems, among other projects, with US$2.8 billion in climate ﬁnance originated, demonstrating an ability to scale rapidly across global markets and execute across multiple verticals in sustainable energy and decarbonization.

•	A robust fast-growing commercial pipeline is comprised of dozens of ready-to-execute projects in multiple countries across high-margin segments focused on the core markets of North America and Asia-Pacific.

•	The scalable, purpose-built platform targets an estimated US$275 trillion market opportunity driven by unprecedented global energy demand growth, accelerating energy transition efforts, and rising national targets for energy and data sovereignty and security.

•	Led by founder and CEO Michael Sieg, ThomasLloyd has a highly experienced management team combining decades of experience in energy, infrastructure, ﬁnance, and technology across a number of regions and diverse sectors.

•	The Company enjoys what it believes to be a first-mover advantage in the AI and data center energy nexus with its sustainable energy solutions that can be deployed significantly faster than traditional alternatives at significantly lower capex, saving data centers 15-30% on energy costs while directly addressing the primary bottleneck of energy availability for data center expansion.

•	An independent, vertically integrated platform business model, positions ThomasLloyd to play a dominant role in the rapid consolidation of the highly fragmented and capital-constrained North American and Asia Pacific energy markets through acquisition and integration of companies bringing world-class talent, IP, customer relationships, and new geographies, as well as existing assets to the Company’s already diversified offering.

•	The Proposed Business Combination values ThomasLloyd at a pre-money equity value of US$850 million and is expected to provide in excess of US$240 million in gross proceeds from a combination of funds from cash held in Roman DBDR’s trust account and an anticipated PIPE raise, before accounting for potential redemptions and transaction expenses. There is no minimum cash closing condition associated with the Proposed Business Combination.

•	Upon close of the proposed transaction, which is anticipated in the second half of 2026, the combined entity will be named “Thomas Lloyd Climate Solutions Holdings PLC” and is expected to list on the Nasdaq exchange under the ticker symbol “TCSG”.

LONDON (February 27, 2026) – ThomasLloyd Climate Solutions B.V. ("ThomasLloyd" or the "Company"), a vertically integrated sustainable energy and technology solutions provider, and Roman DBDR Acquisition Corp. II (NASDAQ: DRDB, DRDBW, DRDBU) ("Roman DBDR"), today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”, and the transactions contemplated by that agreement, the “Proposed Business Combination”). Pursuant to the Business Combination Agreement, Roman DBDR and ThomasLloyd will become wholly-owned subsidiaries of a new holding company, which is to be incorporated under the laws of England and Wales and to be listed on the Nasdaq exchange under the ticker symbol "TCSG". The new holding company will be formed to facilitate the agreed-upon transaction structure.

ThomasLloyd Overview

ThomasLloyd, which has its origins dating back to 2003, has evolved into a vertically integrated provider of sustainable energy, decarbonization and climate finance solutions to public and private sector customers globally. The Company integrates development, investment, operations, and technology into a single independent platform, positioning itself as a comprehensive partner in climate infrastructure development and decarbonization worldwide. Its activities span multiple sectors, including renewable power generation, sustainable fuels, water and waste infrastructure, energy efficiency, transmission and distribution systems, and climate finance solutions supporting public and private sector energy goals. Today, ThomasLloyd serves a diverse customer base including governments, multinational corporations, institutions and individuals in more than 50 countries.

As an industry pioneer, ThomasLloyd has built deep financial, technical, social and operational expertise, driving sustainable infrastructure projects, systems and applications from origination through long-term operations. Its specialists have been responsible for the realization and operation of approximately 28 gigawatts (GW) of conventional and renewable power generation capacity, related transmission and distribution infrastructure, sustainable fuels production, water and waste treatment systems and energy efficiency solutions across various areas including mobility and built environment. This track record demonstrates the Company’s ability to execute complex solutions in markets facing accelerating energy and sustainability demands.

ThomasLloyd’s integrated model, aligning financial structuring with development and operational execution, enables the Company to own full client relationships and deliver end-to-end solutions. This allows the Company to broaden customer engagements, improve project economics, and capture long-term value through operational performance. Its climate finance platform includes tailored capital solutions, impact investing products, and carbon procurement strategies designed to accelerate climate mitigation and adaptation at scale.

Management Commentary

"We're witnessing a fundamental transformation in how the world thinks about energy infrastructure and resources – what started as climate concerns has evolved into an urgent economic and national security imperative, particularly as AI and data centers reshape energy demand patterns,” said Michael Sieg, Founder and CEO of ThomasLloyd. “Our independent, vertically integrated platform, combining deep technical expertise with financial innovation and operational excellence, allows us to solve complex energy and decarbonization challenges that traditional players simply can't address at scale and with appropriate speed. The business combination with Roman DBDR would serve a dual purpose beyond raising capital – it accelerates our North American expansion and we believe establishes ThomasLloyd as the partner of choice for enterprises and governments seeking reliable, sustainable energy and technology solutions that can be delivered with exceptional speed and scale.”

Vivienne Macalchlan, CFO of ThomasLloyd, says “Our strategic partnership with Roman DBDR and listing on Nasdaq would represent a pivotal step in ThomasLloyd’s journey, providing us with a robust platform from which we can take advantage of significant global market opportunities. Our successes, evolution and learnings over the last few years have allowed us to develop a well thought-through customer centric energy and decarbonization offering. With Roman DBDR as our partner, our team has a unique opportunity to drive, grow and optimize market share, revenue and margin in a more pronounced manner than before.”

“ThomasLloyd embodies the rare combination of visionary leadership, operational depth, and market timing that defines transformational investment opportunities,” said Dixon Doll, Jr., Chairman and CEO of Roman DBDR. “Michael and his team have built something truly unique: a platform that doesn't just participate in the energy transition but actually drives it through innovative solutions and superior execution. ThomasLloyd’s ability to navigate complex, multi-jurisdictional projects while maintaining strong stakeholder relationships demonstrates the kind of institutional-quality management we believe public markets will reward.”

“This partnership embodies our conviction that the companies solving humanity’s most pressing infrastructure challenges will generate exceptional long-term value for shareholders,” added Dr. Donald Basile, Co-Founder of Roman DBDR. “ThomasLloyd’s unique positioning as an independent ‘one stop shop’ for best-in-class sustainable infrastructure development, financing and operations puts it in the driver’s seat as the global economy’s demands for smart energy resources and applications continue to grow at a rapid pace. We are excited to support ThomasLloyd’s vision for sustainable energy abundance.”

Growth & Market Overview

ThomasLloyd has achieved first-mover advantage in the global energy transition infrastructure sector, which a leading management consultancy quantifies as a US$275 trillion market opportunity – equivalent to 7.5% of global GDP annually between 2021 and 2050. Three irreversible structural drivers are converging in the Company's core North American and Asia-Pacific markets simultaneously: unprecedented energy demand growth from economic growth and population expansion, urbanization, and AI/data center development, energy transition for decarbonization, and national energy sovereignty and security imperatives driving demand for domestically deployable solutions. The Company's independent, decentralized sustainable energy solutions deliver superior economics with significantly lower capex and significantly faster deployment compared to traditional grid-based fossil fuel systems.

This market position is supported by a fast-growing, robust commercial pipeline of potential investments across more than 40 projects in 10 countries. The pipeline comprises predominantly organic follow-on investments along with selected acquisitions in high-margin segments, focusing on synergistic, recurring offerings across renewable energy and hybrid solutions, biofuels, AI data centers, industrial decarbonization including heating and cooling, water scarcity solutions, and resource management. This approach serves to rationalize the fragmented, capital-constrained sustainable energy infrastructure sector to create massive opportunity for ThomasLloyd's scaled, vertically integrated platform to capture meaningful market share with strong revenue visibility and immediate execution capability.

Transaction Overview

The Proposed Business Combination, which has been unanimously approved by the Boards of Directors of both Roman DBDR and ThomasLloyd, is expected to provide in excess of US$240 million in gross proceeds, from a combination of funds from cash held in Roman DBDR’s trust account and an anticipated PIPE raise, before accounting for potential redemptions and transaction expenses. The Proposed Business Combination does not have a minimum cash closing condition and is expected to close in the second half of 2026, subject to customary closing conditions, including approval by Roman DBDR shareholders and other regulatory approvals.

In addition, the Company has signed a binding term sheet with B. Riley Principal Capital II, LLC for a US$200 million equity line of credit to further support its growth strategy.

The Proposed Business Combination values ThomasLloyd at a pre-money equity value of US$850 million, whereby the transaction value could increase up to US$1.3 billion via a US$450 million share price-based earnout, aligning management incentives for continued Company growth and reinforcing existing shareholders’ commitment to the Company. This would imply a pro forma equity value of the new public company of approximately US$1.5 billion including the earnout and assuming US$240 million in gross proceeds from a combination of funds from cash held in Roman DBDR’s trust account and an anticipated PIPE raise.

ThomasLloyd’s existing management team will continue to lead the combined company following the completion of the Proposed Business Combination. ThomasLloyd’s existing shareholders will roll 100% of their equity holdings into the new public company. Additionally, ThomasLloyd’s management team, ThomasLloyd’s primary equity holders, Roman DBDR sponsor and certain affiliates of Roman DBDR’s sponsor have committed to customary post-closing lock-ups and will continue to be aligned with shareholder interests through the previously referenced program of share price-based earnouts.

Additional information about the Proposed Business Combination, including a copy of the business combination agreement, will be provided in a report on Form 8-K to be filed by Roman DBDR with the U.S. Securities and Exchange Commission (“SEC”) and available at www.sec.gov.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is serving as exclusive financial advisor and lead capital markets advisor to ThomasLloyd. B. Riley Securities is serving as exclusive financial advisor and capital markets advisor to Roman DBDR. Goodwin Procter LLP is serving as legal counsel to Roman DBDR and ReedSmith is serving as legal counsel to ThomasLloyd. ICR is serving as strategic communications advisor for the Proposed Business Combination.

About ThomasLloyd Climate Solutions

Founded in 2003, ThomasLloyd is a vertically integrated sustainable energy and technology solutions provider, integrating development, investment, operations, and technology on a single energy and decarbonization platform. The company operates across renewable power generation capacity, related transmission and distribution infrastructure, sustainable fuels production, water and waste treatment systems, energy efficiency solutions for the mobility and buildings sectors, and climate finance, serving governments, corporations and institutional and private investors worldwide. The ThomasLloyd team has collectively structured, managed and operated 115 projects across more than 20 countries, representing approximately 28 gigawatts of power generation capacity across conventional and renewable energy and related infrastructure, leveraging deep financial, technical, social and operational expertise to generate long-term value while advancing the global energy transition.

About Roman DBDR Acquisition Corp. II

Roman DBDR Acquisition Corp. II (Nasdaq: DRDB) is a publicly traded special purpose acquisition company focused on identifying and partnering with high-growth companies. Founded by seasoned investors with more than 20 years of shared experience operating and investing in both private and public companies across multiple industries, Roman DBDR brings deep operational insight, strategic capital, and a powerful network to emerging businesses seeking to scale and succeed in public markets. The firm’s mission is to combine with innovative companies to accelerate growth, disrupt incumbents, and generate significant long-term value.

The group’s prior SPAC, Roman DBDR Tech Acquisition Corp. went public in November 2020, raising US$236 million, and completed its merger with CompoSecure Holdings, Inc. (“CompoSecure”) in December 2021. The merger included a US$175 million fully committed exchangeable notes and common stock PIPE financing led by funds and accounts managed by BlackRock and Highbridge Capital Management. In January 2026, CompoSecure completed its merger with Husky Technologies Limited and rebranded to GPGI, Inc. (NYSE: GPGI).

Media & Investor Contacts

ThomasLloyd

ICR, Inc.

ThomasLloyd@icrinc.com

Roman DBDR Acquisition Corp. II

ICR, Inc.

RomanDBDR@icrinc.com

Additional Information about the Business Combination and Where to Find It

The Business Combination will be submitted to shareholders of Roman DBDR for their consideration. The parties to the Business Combination Agreement intend to file a registration statement on Form F-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include preliminary and definitive proxy statements to be distributed to Roman DBDR’s shareholders in connection with Roman DBDR’s solicitations of proxies from Roman DBDR’s shareholders with respect to the Proposed Business Combination and other matters to be described in the Registration Statement / Proxy Statement, as well as the prospectus relating to the offer of the securities to be issued to the shareholders of ThomasLloyd in connection with the completion of the Proposed Business Combination. After the Registration Statement / Proxy Statement has been filed and declared effective, Roman DBDR will mail a definitive proxy statement/prospectus and other relevant documents relating to the Proposed Business Combination and other matters to be described in the Registration Statement / Proxy Statement to Roman DBDR’s shareholders as of a record date to be established for voting on the Proposed Business Combination. Before making any voting or investment decision, Roman DBDR’s shareholders, ThomasLloyd’s shareholders, and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC by Roman DBDR in connection with the Proposed Business Combination and other matters to be described in the Registration Statement / Proxy Statement, when they become available because they will contain important information about Roman DBDR, ThomasLloyd and the Proposed Business Combination. Shareholders will also be able to obtain free copies of the preliminary Registration Statement / Proxy Statement, the definitive Registration Statement / Proxy Statement and other documents filed by Roman DBDR with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a written request to Roman DBDR Acquisition Corp. II, 3300 S. Dixie Highway, Suite 179, West Palm Beach, FL 33405.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations relating to the Proposed Business Combination and other related transactions, including potential benefits, anticipated timing and satisfaction of closing conditions of the Proposed Business Combination; the implied equity value of ThomasLloyd; the formation, future financial condition and performance of the combined company which will be incorporated under the law of England and Wales (“PubCo”); expected financial impacts of the Proposed Business Combination, including the amount and timing of the anticipated PIPE raise; the level of redemptions of Roman DBDR’s shareholders; the expected future performance and market opportunities of PubCo; ThomasLloyd’s estimates and forecasts of its pipeline projects and market opportunities; ThomasLloyd’s anticipated capital expenditures; ThomasLloyd’s expectations related to the success of its project development activities; and ThomasLloyd’s beliefs regarding its position in energy markets, including with respect to AI and data centers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of ThomasLloyd’s and Roman’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of ThomasLloyd and Roman DBDR. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination and other related transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to special purpose acquisition companies) that could adversely affect the combined company or the expected benefits of the Proposed Business Combination and other related transactions; failure to realize the anticipated benefits of the Proposed Business Combination and other related transactions; risks related to ThomasLloyd, including but not limited to (i) its ability to raise capital, implement strategy and identify suitable sustainable investment opportunities, (ii) political developments, laws and regulations in areas where ThomasLloyd operates, (iii) increased competition in the industries where ThomasLloyd operates, (iv) supply of natural resources necessary for ThomasLloyd’s operations, (v) reliance on third-party supplier and service providers, (vi) the effects of climate change, extreme weather events, and seismic events, and (vii) fluctuations in currency markets. Additional risks related to Roman DBDR include those factors discussed in documents Roman DBDR has filed or will file with the SEC, together with the risks described in the document entitled “Risk Factors” that has been made available to interested parties concurrent with press release and also set forth in the section entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Roman DBDR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, Roman DBDR’s Annual Report on Form 10-K for the year ended December 31, 2024, and in those documents that Roman DBDR has filed, or will file, with the SEC.

If any of these risks materialize or Roman DBDR’s or ThomasLloyd’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Roman nor ThomasLloyd presently know or that Roman DBDR and ThomasLloyd currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman’s and ThomasLloyd’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. Roman DBDR and ThomasLloyd anticipate that subsequent events and developments will cause Roman DBDR’s and ThomasLloyd’s assessments to change. These forward-looking statements should not be relied upon as representing Roman’s and ThomasLloyd’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Roman DBDR, ThomasLloyd nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.

Participants in the Solicitation

Roman DBDR, ThomasLloyd, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from Roman DBDR’s shareholders with respect to the Proposed Business Combination and the other matters set forth in the Registration Statement / Proxy Statement. Information regarding Roman’s directors and executive officers, and a description of their interests in Roman DBDR is contained in Roman DBDR’s Annual Report on Form 10-K, which was filed with the SEC and is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to Roman DBDR Acquisition Corp. II, 3300 S. Dixie Highway, Suite 179, West Palm Beach, FL 33405. Additional information regarding the interests of such participants in the proxy solicitation and a description of their direct and indirect interests, will be contained in the Registration Statement / Proxy Statement relating to the Proposed Business Combination when it becomes available. Shareholders, potential investors and other interested persons should read the Registration Statement / Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

This press release is not a substitute for the registration statement or for any other document that PubCo, Roman DBDR and ThomasLloyd may file with the SEC in connection with the Proposed Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Roman DBDR, without charge, at the SEC’s website located at www.sec.gov.

No Offer or Solicitation

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination or any related transactions, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.